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                                                                    EXHIBIT 23.9

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Evergreen Media Corporation of Los Angeles:


As independent public accountants, we hereby consent to the use of our report dated March 31, 1997 (and to all references to our Firm) included in this Registration Statement on Form S-4 dated August 4, 1997 of Evergreen Media Corporation of Los Angeles.


                                            Arthur Andersen LLP

Washington, D.C.

August 1, 1997